UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2008

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Micrus Endovascular Corporation
(Exact name of registrant as specified in its charter)

000-51323

(Commission File Number)

Delaware	23-2853441
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

821 Fox Lane
San Jose, California 95131
(Address of principal executive offices, including zip code)

(408) 433-1400
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 22, 2008, Micrus Endovascular Corporation (“Micrus”) entered into a Settlement and License Agreement (the “Settlement and License Agreement”) with Boston Scientific Corp. and Target Therapeutics, Inc. (collectively, “Boston Scientific”) and a Settlement and Release Agreement (the “Settlement and Release Agreement”) with The Regents of the University of California (the “Regents”) in connection with a patent infringement suit, Boston Scientific Corp. and Target Therapeutics, Inc. v. Micrus Corp., Civil Action No. C04-04072 (JW) (the “Patent Litigation”), pending in the United States District Court for the Northern District of California (the “Court”).

Under the Settlement and License Agreement, Micrus and Boston Scientific agreed, among other things, to cross license certain patents asserted in the Patent Litigation and release all Claims (as defined in the Settlement and License Agreement) arising prior to the Effective Date (as defined in the Settlement and License Agreement) to which the rights, licenses, releases, and covenants expressly granted under the Settlement and License Agreement would be a complete defense had such Claims arisen on or after the Effective Date.  The Settlement and License Agreement includes an agreement  to dismiss the Patent Litigation within 10 business days of the Effective Date, as well as a mutual release of claims and covenants not to sue with respect to certain specified patents.  Boston Scientific also covenants not to sue end users of Micrus products for claims of infringement of specified patents.  The Settlement and License Agreement is conditioned upon the Regents releasing Boston Scientific and Micrus from certain royalty payment obligations and upon a payment to the Regents by Micrus as described below.

In connection with the Settlement and License Agreement, Micrus entered into the Settlement and Release Agreement with the Regents.  The Settlement and Release Agreement provides for the cash payment of one million six-hundred and fifty thousand dollars ($1,650,000) within five (5) business days following the Effective Date (as defined in the Settlement and Release Agreement) to the Regents in exchange for a mutual release of claims and a mutual covenant not to sue with respect to certain specified patents.  The Regents also covenant not to sue end users of Micrus products for claims under the patents owned by the Regents and exclusively licensed to Boston Scientific and asserted by Boston Scientific in the Patent Litigation against Micrus.

The foregoing discussion of material terms does not constitute a complete summary of the terms of the Settlement and License Agreement and Settlement and Release Agreement, and reference is made to the Settlement and License Agreement and Settlement and Release Agreement which will be filed as exhibits to Micrus’ Form 10-Q for the quarter ended September 30, 2008.

Safe Harbor Statement

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission contain or may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or Registrant’s future financial performance. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue”, or the negative of these terms or other comparable terminology. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements with actual results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)
Date: September 25, 2008	By:	/s/ Gordon T. Sangster
Gordon T. Sangster
Chief Financial Officer